SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 6, 2018

AIRBORNE WIRELESS NETWORK
(Exact name of registrant as specified in charter)

Nevada	333-179079	27-4453740
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

4115 Guardian Street, Suite C, Simi Valley, California 93063

(Address of principal executive offices and zip code)

(805) 583-4302

(registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act (17 CFR 240.12b-2)

☒ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 1.01 Entry into a Material Definitive Agreement.

On March 6, 2018, Airborne Wireless Network, a Nevada corporation (the “Company”), entered into a Services and Compensation Agreement (the “S&C Agreement”) with South Bay Aviation Inc., a California corporation (“South Bay”), to provide for the provision of aircraft and services by South Bay to the Company in connection with the Company’s upcoming two-plane test of its Infinitus Super Highway wireless network (the “Cessna Test”). Specifically, under the terms of the S&C Agreement, South Bay is to perform the following activities for the Company in connection with its upcoming Cessna Test over the 21-day expected duration of the Cessna Test:

•	Operate two Cessna aircraft;
•	Provide assistance to the Company in fitting and removing the Infinitus equipment from the aircraft;
•	Assist in procuring insurance for the operation of the flights;
•	Provide secure hangar storage while the aircraft and Infinitus equipment are not in use;
•	Provide mechanics certified by the Federal Aviation Authority as needed; and
•	Provide additional various services related to the foregoing.

Under the S&C Agreement, the Company is required to pay or reimburse South Bay for certain expenses it incurs in connection with providing its services, including South Bay’s out-of-pocket costs, fuel costs, insurance premiums, landing and take-off fees, storage fees and pilots’ fees and costs, among others, and also to pay compensation in the amount of a fixed fee ranging from $22,950 to $37,020, depending on when the Cessna Test occurs, as well as $150 per day in hangar fees. The Company is responsible for additional per-day fees if the Cessna Test lasts more than 21 days.

The S&C Agreement became effective on March 6, 2018 and its initial term expires on May 31, 2018, after which it will automatically renew unless cancelled by either party. The Company and South Bay can each terminate the S&C Agreement at any time, with or without cause. The Company has waived and released South Bay from certain liabilities that may be incurred in connection with the S&C Agreement, including liabilities arising from the aircraft provided by South Bay, any use, operation or performance of the aircraft and the operation, servicing, maintenance and repair of the aircraft.

There is no material relationship between the Company or its affiliates and South Bay other than in respect of the S&C Agreement. This description of the S&C Agreement does not purport to be complete and is qualified in its entirety by reference to the terms of the S&C Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by this reference.

Item 8.01 Other Events.

On March 12, 2018, the Company issued a press release announcing its entry into the S&C Agreement. A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by reference.

(d) Exhibits

Exhibit No.	Exhibit Description
10.1	Services and Compensation Agreement, dated March 6, 2018, between Airborne Wireless Network and South Bay Aviation Inc.
99.1	Press Release of Airborne Wireless Network dated March 12, 2018

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AIRBORNE WIRELESS NETWORK

Date: March 12, 2018	/s/ J. Edward Daniels
J. Edward Daniels
President, Treasurer and Secretary

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